SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                  AMENDMENT TO
                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FIRST TRUST EXCHANGE-TRADED ALPHADEX FUND II
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             See Exhibit 1
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


   120 East Liberty Drive, Suite 400, Wheaton, Illinois            60187
------------------------------------------------------------ ------------------
         (Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market(R)
        $.01 par value per share,
                    of
    First Trust Asia Pacific Ex-Japan
             AlphaDEX(R) Fund

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market(R)
        $.01 par value per share,
                    of
   First Trust Developed Markets Ex-US
             AlphaDEX(R) Fund

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market(R)
        $.01 par value per share,
                    of
   First Trust Developed Markets ex-US
        Small Cap AlphaDEX(R) Fund

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market(R)
        $.01 par value per share,
                    of
       First Trust Emerging Markets
             AlphaDEX(R) Fund

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market(R)
        $.01 par value per share,
                    of
  First Trust Emerging Markets Small Cap
             AlphaDEX(R) Fund

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market(R)
        $.01 par value per share,
                    of
   First Trust Europe AlphaDEX(R) Fund

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market(R)
        $.01 par value per share,
                    of
First Trust Latin America AlphaDEX(R) Fund


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-171759.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust Asia Pacific Ex-Japan AlphaDEX(R) Fund, First Trust Developed Markets Ex-US AlphaDEX(R) Fund, First Trust Developed Markets ex-US Small Cap AlphaDEX(R) Fund, First Trust Emerging Markets AlphaDEX(R) Fund, First Trust Emerging Markets Small Cap AlphaDEX(R) Fund, First Trust Europe AlphaDEX(R) Fund and First Trust Latin America AlphaDEX(R) Fund (the "Funds"), each a series of the First Trust Exchange-Traded AlphaDEX(R) Fund II (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by The NASDAQ Stock Market(R). A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-171759 and 811-22519), filed with the Securities and Exchange Commission on July 31, 2015. Such description is incorporated by reference herein.

ITEM 2.          EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST EXCHANGE-TRADED ALPHADEX(R)
                                         FUND II


                                      By: /s/ W. Scott Jardine
                                          -----------------------------------
                                              W. Scott Jardine, Secretary

October 13, 2015

                                   Exhibit 1

----------------------------------------------------  -------------------------
                                                          I.R.S. EMPLOYER
                          FUND                           IDENTIFICATION NO.
----------------------------------------------------  -------------------------
First Trust Asia Pacific Ex-Japan AlphaDEX(R) Fund           27-4682960
----------------------------------------------------  -------------------------
First Trust Developed Markets Ex-US AlphaDEX(R) Fund         27-4683429
----------------------------------------------------  -------------------------
First Trust Developed Markets ex-US Small Cap                32-0366164
AlphaDEX(R) Fund
----------------------------------------------------  -------------------------
First Trust Emerging Markets AlphaDEX(R) Fund                27-1776161
----------------------------------------------------  -------------------------
First Trust Emerging Markets Small Cap AlphaDEX(R)           35-2434290
Fund
----------------------------------------------------  -------------------------
First Trust Europe AlphaDEX(R) Fund                          27-4683057
----------------------------------------------------  -------------------------
First Trust Latin America AlphaDEX(R) Fund                   27-4683139
----------------------------------------------------  -------------------------